Exhibit 99.2

Hocks.com, Inc. (A Division of Hocks Pharmacy, Inc.)

Unaudited Condensed Financial Statements

Table of Contents

Unaudited Condensed Financial Statements

Unaudited Condensed Statement of Net Assets to be Sold as of December 31, 2010	1

Unaudited Condensed Statements of Revenues and Expenses for the Six Months Ended December 31, 2010 and 2009	2

Unaudited Condensed Statement of Changes in Net Assets to be Sold for the Six Months Ended December 31, 2010	3

Unaudited Condensed Statements of Cash Flows for the Six Months Ended December 31, 2010 and 2009	4

Notes to Condensed Financial Statements	5

Hocks.com (A Division of Hocks Pharmacy, Inc.)
Condensed Statement of Net Assets To Be Sold
December 31, 2010
(unaudited)

Assets
Current Assets
Cash	$16,667
Inventories	220,661

Total Current Assets	237,328

Property and Equipment - Net	829

Total Assets	$238,157

Liabilities & Net Assets to be Sold

Current Liabilities

Accrued expenses and other current liabilites	$2,789

Commitments and Contingencies

Net Assets to be Sold	235,368

Total Liabilities and Net Assets to be Sold	$238,157

See notes to Condensed Financial Statements

Hocks.com (A Division of Hocks Pharmacy, Inc.)
Condensed Statements of Revenues and Expenses
(unaudited)

	For the Six Months Ended
	December 31, 2010	December 31, 2009

Net Sales	$2,176,162	$2,371,772

Cost of Sales	1,889,670	2,019,541

Gross Profit	286,492	352,231

Operating Expenses
General and administrative expenses	272,211	267,444
Advertising expenses	91,508	161,168

Total operating expenses	363,719	428,612

Excess of Expenses over Revenues, before	(77,227)	(76,380)
Income Tax Benefit

Income Tax Benefit	30,118	29,788

Excess of Expenses over Revenues	$(47,108)	$(46,592)

See notes to Condensed Financial Statements

Hocks.com (A Division of Hocks Pharmacy, Inc.)
Condensed Statement of Changes in Net Assets to be Sold
For the Six Months Ended December 31, 2010
(unaudited)

Balance, Beginning of period	$304,301

Excess of expenses over revenues	(47,108)
Transfer to Hocks Pharmacy, Inc.	(21,825)

Balance, End of period	$235,368

See notes to Condensed Financial Statements

Hocks.com (A Division of Hocks Pharmacy, Inc.)
Condensed Statements of Cash Flows
(unaudited)

	For the Six Months Ended
	December 31, 2010	December 31, 2009

Cash Flows From Operating Activities
Excess of expenses over revenues	$(47,108)	$(46,592)
Adjustments to reconcile excess of expenses over revenues to net cash used in operating activities:
Depreciation	15,132	6,107
Loss on disposal of property and equipment	29,578	-

Changes in operating assets and liabilities:
Inventories	8,291	(46,707)
Accrued expenses and other current liabilities	(2,032)	(748)

Total Adjustments	50,970	(41,248)

Net Cash Used in Operating Activities	3,861	(87,840)

Cash Provided by Investing Activities	-	-

Cash Provided by Financing Activites
Transfers (to)/from Hocks Pharmacy, Inc.	(21,825)	96,010

Net (Decrease)Increase in Cash	(17,963)	8,170
Cash - Beginning of Period	34,630	23,367

Cash - End of Period	$16,667	$31,536

See notes to Condensed Financial Statements

Hocks.com, Inc. (A Division of Hocks Pharmacy, Inc.)

Notes to Condensed Financial Statements

(unaudited)

Note A – Company Organization

Hocks.com (the “Company” or “Division”) is a division of Hocks Pharmacy, Inc. (the “Parent”). The Company is a healthcare e-commerce company that sells over-the-counter (“OTC”) medical products through the internet.

The accompanying financials statements pertain to the Division and have been prepared in accordance with accounting principles generally accepted in the United States of America. This Division has no separate legal status and operates as a part of the Parent. The accompanying statements of revenue and expenses are not necessarily indicative of the costs and expenses that would have been incurred had the Division operated as a stand-alone entity.

Corporate income and expenses of the Company include those items specifically identifiable to this Division and allocation, primarily based on usage estimates, of certain other corporate expenses. Corporate expenses allocated to this Division are costs which benefit and are required for its operations. Certain general corporate expenses of the Parent have not been allocated to this Division because they did not provide a direct or material benefit to this business. In addition, if the Division had not been part of the Parent during the periods presented, such corporate expenses would not have significantly changed as a result of not having to operate this business. In the opinion of management, these methods of allocating these costs are reasonable; however, such costs do not necessarily equal the costs that this Division would have incurred on a stand-alone basis. Therefore, the financial information included herein may not necessarily reflect assets and liabilities, revenues and expenses and cash flows of this Division on a stand-alone basis in the future.

Note B – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed statement of net assets to be sold of the Company as of December 31, 2010 and the condensed statements of revenue and expenses and cash flows for the six months ended December 31, 2010 and 2009 and the condensed statement of changes in net assets to be sold for the six months ended December 31, 2010. The results of operations for the six months ended December 31, 2010 and 2009 are not necessarily indicative of the operating results for the full year.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and related disclosures of the Division for the year ended June 30, 2010, which are included as Exhibit 99.1 in this filing.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s significant estimates include its allocation of costs from the Parent, reserves for obsolete inventory, depreciation and amortization, income taxes, and potential impairment to its long-lived assets.

Note C – Lease Commitments

The Company shares its distribution facility with another division of the Parent.  The facility lease expires on April 30, 2014.  Certain leases require minimum annual rentals plus a proportionate share of operating costs.  The Company’s share of rent expense for the six months ended December 31, 2010 and 2009 was $29,223 and $25,200, respectively.

Note D – Subsequent Events

On February 14, 2011, the Parent entered into an Asset Purchase Agreement (the “Agreement”) with Healthwarehouse.com, Inc. (“HW”) and its wholly-owned subsidiary, Hocks Acquisition Corporation (“Hocks Acquisition”).  Under the Asset Purchase Agreement, Hocks Acquisition purchased all of the inventory and fixed assets (the “Purchased Assets”) owned by the Parent and used in the operation of its internet division.  Hocks Acquisition paid $200,000 in cash to the Parent for the Purchased Assets.

Also on February 14, 2011, the Parent, its shareholders, and its wholly-owned subsidiary, Hocks.com entered into a Merger Agreement (the “Merger Agreement”) with HW.  Under the Merger Agreement, Hocks Acquisition merged into Hocks.com and Hocks.com became HW’s wholly-owned subsidiary.  At the time of the Merger, Hocks.com owned all of the intangible assets of the internet division, including trademarks, domain names, customer accounts and goodwill.  The merger consideration consisted of 166,667 shares of HW’s Common Stock issued to Hocks Pharmacy.

The accompanying balance sheet reflects the financial position of the Division as of December 31, 2010.  As part of the Agreement and Merger Agreement, on February 14, 2011, HW acquired substantially all of the assets of the Division.

Management has evaluated subsequent events to determine if events or transactions occurring through May 2, 2011, the date on which the financial statements were available to be issued, require potential adjustment to or disclosure in the Company’s financial statements.